Exhibit 99.1

SHELL MIDSTREAM PARTNERS, L.P. 3rd QUARTER 2019 UNAUDITED RESULTS

• The Partnership reported $141 million of net income attributable to the partnership, $175 million of net cash provided by operating activities, $186 million of adjusted EBITDA attributable to the partnership and $153 million of cash available for distribution.

• Third quarter distribution of $0.445 per common unit, up 3.5% from previous quarter, which supports the partnership's intent to deliver mid-teens annual distribution growth through 2019.

• Demand remains strong across the portfolio, particularly in the Gulf of Mexico, where the Mars corridor continues to see high utilization rates. Solicitation of interest for an expansion of the Mars system has been announced.

HOUSTON, October 31, 2019 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented master limited partnership formed by Royal Dutch Shell plc (“RDS”), reported net income attributable to the partnership of $141 million for the third quarter of 2019, which equated to $0.45 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $186 million.

Total cash available for distribution was $153 million, approximately $9 million lower than the prior quarter. The financial results of the quarter were largely driven by continued strong performance by the offshore pipeline systems, Zydeco, Colonial, and Explorer. This strength was offset by the one-time impact of Hurricane Barry, where Gulf of Mexico production was curtailed for several days during the quarter.

“I'm pleased with our delivery in the third quarter,” said Kevin Nichols, CEO, Shell Midstream Partners, GP LLC. “Despite the impact from Hurricane Barry, we saw strong demand through our systems, and our assets continue to demonstrate resilience. Looking ahead, we remain bullish on the Gulf of Mexico, particularly the Mars corridor, where we see the opportunity to expand the Mars system. Our corridor strategy is working, and we remain well-positioned to capture growth.”

The Partnership has announced a solicitation of interest for an expansion of the Mars system and would offer priority service on any new incremental capacity.

The Board of Directors of the general partner previously declared a cash distribution of $0.445 per limited partner unit for the third quarter of 2019. This distribution represented an increase of 3.5% over the second quarter 2019 distribution and a 16.5% increase over the third quarter 2018 distribution. This represents the nineteenth consecutive quarter of distribution growth, and meets the Partnership’s previously disclosed guidance of mid-teens annual distribution growth in 2019.

FINANCIAL HIGHLIGHTS

•Net income attributable to the partnership was $141 million, compared to $115 million for the prior quarter.
•Net cash provided by operating activities was $175 million, compared to $133 million for the prior quarter.
•Cash available for distribution was $153 million, compared to $162 million for the prior quarter, primarily due to the one time impact of Hurricane Barry.
•Total cash distribution declared was $140 million, resulting in a coverage ratio of 1.1x.
•Sponsor IDR growth waiver of $16 million favorably impacted the limited partners’ interest in net income attributable to the partnership. This is the last quarter of the waiver being in effect.
•Adjusted EBITDA attributable to the partnership was $186 million, compared to $187 million for the prior quarter.
•As of September 30, 2019, the Partnership had $294 million of consolidated cash and cash equivalents on hand.
•As of September 30, 2019, the Partnership had total debt of $2.7 billion, equating to 3.6x Debt to annualized Q3 2019 Adjusted EBITDA. Current debt levels are well within our targeted range and provide full flexibility to continue to grow in line with guidance.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation to their most comparable GAAP measures later in this press release.

ASSET HIGHLIGHTS

Significant Onshore Pipeline Transportation:
◦Zydeco - Mainline volumes were 667 kbpd in the current quarter, compared to 635 kbpd in the prior quarter, higher due to the new contracts being in place for a full quarter and the system being fully subscribed.

Significant Offshore Pipeline Transportation:
◦Amberjack - Volumes were 358 kbpd in the current quarter, compared to 359 kbpd in the prior quarter, due to hurricane impacts, largely offset by increased production from Big Foot and Stampede.
◦Mars - Volumes were 519 kbpd compared to 569 kbpd in the prior quarter, lower due to hurricane impacts.
◦Eastern Corridor - Volumes were 426 kbpd compared to 433 kbpd in the prior quarter. Following second quarter planned turnarounds, production ramp up was delayed due to the hurricane.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, L.P., headquartered in Houston, Texas, is a growth-oriented master limited partnership formed by Royal Dutch Shell plc to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners, L.P.’s assets include interests in entities that own crude oil and refined products pipelines and terminals that serve as key infrastructure to (i) transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and (ii) deliver refined products from those markets to major demand centers. Our assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
Shell Midstream Partners, L.P. will hold a webcast at 9:00am CT tomorrow to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners, L.P.’s website at www.shellmidstreampartners.com by clicking on the “2019 Third-Quarter Financial Results Call” link, found under the “Events and Conferences” section. A replay of the conference call will be available following the live webcast.

Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars, except per unit data)	September 30, 2019	June 30, 2019
Revenue (1)	$125	$121
Costs and expenses
Operations and maintenance	33	32
Cost of product sold	10	7
General and administrative	16	17
Depreciation, amortization and accretion	12	12
Property and other taxes	5	5
Total costs and expenses	76	73
Operating income	49	48
Income from equity method investments	115	80
Other income	8	12
Investment and other income	123	92
Interest expense, net	26	21
Income before income taxes	146	119
Income tax expense	—	—
Net income	146	119
Less: Net income attributable to noncontrolling interests	5	4
Net income attributable to the Partnership	$141	$115
Less: General partner’s interest in net income attributable to the Partnership	$36	$30
Limited Partners’ interest in net income attributable to the Partnership	$105	$85

Net income per Limited Partner Unit – Basic and Diluted:
Common	$0.45	$0.38

Weighted average Limited Partner Units outstanding – Basic and Diluted:
Common units – public	123.8	123.8
Common units – SPLC	109.5	102.6
 (1) Deferred revenue for the three months ended September 30, 2019 and June 30, 2019, including the impact of overshipments and expiring credits, was zero and $1 million, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
	September 30, 2019	June 30, 2019
Net income	$146	$119
Add:
Allowance oil reduction to net realizable value	1	—
Depreciation, amortization and accretion	12	12
Interest expense, net	26	21
Cash distribution received from equity method investments	130	128
Less:
Equity method distributions included in other income	8	9
Income from equity method investments	115	80
Adjusted EBITDA	192	191
Less:
Adjusted EBITDA attributable to noncontrolling interests	6	4
Adjusted EBITDA attributable to the Partnership	186	187
Less:
Net interest paid attributable to the Partnership (1)	26	21
Maintenance capex attributable to the Partnership	7	6
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	—	(1)
Reimbursements from Parent included in partners’ capital	—	3
Cash available for distribution attributable to the Partnership	$153	$162
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
	September 30, 2019	June 30, 2019
Net cash provided by operating activities	$175	$133
Add:
Interest expense, net	26	21
Return of investment	9	39
Less:
Change in deferred revenue and other unearned income	—	(3)
Non-cash interest expense	1	—
Allowance oil reduction to net realizable value	1	—
Change in other assets and liabilities	16	5
Adjusted EBITDA	192	191
Less:
Adjusted EBITDA attributable to noncontrolling interests	6	4
Adjusted EBITDA attributable to the Partnership	186	187
Less:
Net interest paid attributable to the Partnership (1)	26	21
Maintenance capex attributable to the Partnership	7	6
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	—	(1)
Reimbursements from Parent included in partners’ capital	—	3
Cash available for distribution attributable to the Partnership	$153	$162
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Distribution Information

(in millions of dollars, except per-unit and ratio data)	For the Three Months Ended
	September 30, 2019	June 30, 2019
Quarterly distribution declared per unit	$0.4450	$0.4300

Adjusted EBITDA attributable to the Partnership (1)	$186	$187

Cash available for distribution attributable to the Partnership (1)	$153	$162

Distribution declared:
Limited partner units - common	$104	$100
General partner units	36	31
Total distribution declared	$140	$131

Coverage Ratio (2)	1.1	1.2
(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by Total distribution declared.

Capital Expenditures and Investments
	For the Three Months Ended
	September 30, 2019	June 30, 2019
Expansion capital expenditures	$3	$2
Maintenance capital expenditures	5	11
Total capital expenditures paid	$8	$13
Contributions to investment	$3	$5

Condensed Consolidated Balance Sheet Information
	September 30, 2019	June 30, 2019
Cash and cash equivalents	$294	$257
Equity method investments	926	930
Property, plant & equipment, net	733	738
Total assets	2,019	2,004
Related party debt	2,691	2,691
Total deficit	(757)	(767)

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	September 30, 2019	June 30, 2019
Pipeline throughput (thousands of barrels per day) (1)
Zydeco – Mainlines	667	635
Zydeco – Other segments	257	271
Zydeco total system	924	906
Amberjack total system	358	359
Mars total system	519	569
Bengal total system	522	525
Poseidon total system	249	265
Auger total system	69	78
Delta total system	254	251
Na Kika total system	26	33
Odyssey total system	146	149
Colonial total system	2,653	2,547
Explorer total system	694	775
LOCAP total system	1,134	1,210
Other systems	381	369

Terminals (2)(3)
Lockport terminaling throughput and storage volumes	233	221

Revenue per barrel ($ per barrel)
Zydeco total system (4)	$0.50	$0.52
Amberjack total system (4)	2.38	2.26
Mars total system (4)	1.36	1.16
Bengal total system (4)	0.46	0.39
Auger total system (4)	1.47	1.39
Delta total system (4)	0.60	0.58
Na Kika total system (4)	0.81	0.75
Odyssey total system (4)	0.93	0.91
Lockport total system (5)	0.22	0.23
(1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3) Refinery Gas Pipeline and our refined products terminals are not included above as they generate revenue under transportation and terminaling service agreements, respectively, that provide for guaranteed minimum throughput.
(4) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(5) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements.” All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, October 31, 2019, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, as updated by the information in our other filings with the SEC. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, loss from revision of asset retirement obligation, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity method investments for the applicable period, less equity method distributions included in other income and income from equity method investments. We define Adjusted EBITDA attributable to Shell Midstream Partners, L.P. as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests and Adjusted EBITDA attributable to Parent. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, L.P., less maintenance capital expenditures attributable to Shell Midstream Partners, L.P., net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners, L.P., reimbursements from Parent included in partners' capital and certain one-time payments received. Cash available for distribution will not reflect changes in working capital balances.
October 31, 2019

The information in this Report reflects the unaudited condensed consolidated financial position and results of Shell Midstream Partners, L.P.

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